UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1 Amendment 7
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Registration No.: 333-147141

Beleza Luxury Goods Inc.
(Exact name of registrant as specified in its charter)

Nevada	5900	20-4307133
State or jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer
Or organization	Classification Code Number)	Identification No.)

5925 Kirby Drive, Suite E324, Houston, Texas 77005 Telephone (713) 589-4896
(Address and telephone number of registrant's principal executive offices)

Incorp Services, Inc.
3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481  Telephone: (800) 246-2677
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller Reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting Company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered	Proposed maximum offering price per share (2)		Proposed maximum aggregate offering price (US$)	Amount of registration fee (2)
Common Stock to be offered for resale by selling stockholders	799,000	$0.10	(2)	$79,900	$2.46
Total Registration Fee					$2.46

(1) An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.
(2) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee.

BELEZA LUXURY GOODS, INC.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

BELEZA LUXURY GOODS, INC.

PROSPECTUS

The information in this prospectus is not complete and may be changed. The company and/or selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Beleza Luxury Goods Inc.
A NEVADA CORPORATION

Registration of 799,000 Issued Shares of Common Stock of Beleza Luxury Goods Inc.

This Prospectus relates to the resale of  799,000 common shares, by the securities holders named within, of Beleza Luxury Goods, Inc, a Nevada corporation.  The selling shareholders will sell their shares for the duration of this offering at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices.  Please see our Plan of Distribution at page 11 for a detailed explanation of how the securities may be sold.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  Currently there is no public market for our common stock and we have not applied for listing or quotation of any of the common stock on any public market. There is no assurance that a market will develop.

The primary affiliate of our company, Marcus Bernard Smith, (our President, Chief Executive Officer, and Director) will not be selling his shares of our common stock in this offering.  Our common stock is not currently listed on any national exchange or electronic quotation system. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

Our business is subject to many risks and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning at "Risk Factors" page 2 before investing in our common stock. Investing in our securities involves risk.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling shareholders are offering to sell, and seeking offers to buy, their common shares, only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Until a date, which is 90 days after the date of this prospectus, all dealers that buy, sell or trade our common shares, whether or not participating in this offering, may be required to deliver a prospectus.  This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The offering price may not reflect the market price of our shares after the offering. The shares will be offered and sold by our officers and directors without any discounts or other commissions.

	Estimated Maximum Offering Price to Public	Underwriting discounts and commissions	Proceeds to Issuer
Per Share	$0.10	$0.00	$0.00
Total Maximum	$79,900	$0.00	$0.00

The date of this prospectus is April 22, 2009 .

BELEZA LUXURY GOODS, INC.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

Page i

BELEZA LUXURY GOODS, INC.

As used in this prospectus, the terms "we", "us", "our", and "Beleza" mean Beleza Luxury Goods, Inc. and wholly-owned subsidiaries Amerioca Consultant, LLC and Pablo and Peter Calico Promotions, LLC (collectively referred to as the "Company").
All dollar amounts refer to US dollars unless otherwise indicated.

Prospectus Summary

The following information is qualified in its entirety by the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus. Each prospective investor is urged to read this prospectus in its entirety, consult legal and other professional advisors having relative expertise and particularly the information set forth in “Risk Factors” at page 2.

Beleza Luxury Goods, Inc. was incorporated on February 13, 2006 in the state of Nevada and is a holding company whose principal activity is the ownership of its wholly-owned subsidiaries Amerioca Consultant, LLC and Pablo and Peter Calico Promotions, LLC (collectively referred to as the "Company"). Amerioca Consultant, LLC, doing business as ("dba") Marcus B. Smith Galleries, was incorporated on July 19, 2004 in the state of Georgia and operates as a fine art gallery and also offers art collection consulting services. Pablo and Peter Calico Promotions LLC, ("dba") Pablo Calico Cigars, was incorporated on October 18, 2005 in the state of Texas and imports, distributes, wholesales and retails handmade cigars imported from Brazil. The Company's operations are based in Houston, Texas.  Our United States registered office is located 3155 East Patrick Lane, Suite 1, Las Vegas, Nevada 89120-3481 Telephone: (800) 246-2677.  Our principal office is located at 5925 Kirby Drive, Suite E324, Houston, Texas 77005.

Amerioca Consultant, LLC, doing business as ("dba") Marcus B. Smith Galleries operates as a fine art gallery and also offers art collection consulting services. This subsidiary acts as one of the operating companies for the art sales activities relating to the company's art business(s) and the Company's operations are based in Houston, Texas.

Marcus B. Smith Galleries assists individuals and businesses in building a collection of fine art for enjoyment and investment purposes. We have established close relationships with various artists whose works are displayed in galleries and museums around the world, including but not limited to John Biggers, Angelbert Metoyer, Cedric Smith, Elizabeth Catlett, Leamon Green, Thornton Dial, Kevin Cole, Eric Mack and Bob Russell.

Through personal consultation, Marcus B. Smith locates pieces to fit clients' tastes and investment interests. We also have art shows every quarter to introduce various artists and their works to clients. Our clients represent all points on the continuum of art collectors - some are those buying their first piece of fine art and others come to us to continuously expand their extensive art collections.

Pablo and Peter Calico Promotions LLC, ("dba") Pablo Calico Cigars, imports, distributes, wholesales and retails handmade cigars imported from Brazil. This subsidiary acts as one of the operating companies for the cigar sales activities relating to the company's cigar business(s) and the Company's operations are based in Houston, Texas.

The Offering

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 799,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. The primary affiliate of our company, Marcus Smith, (our Chairman, President, CEO, and Secretary) who holds 2,000,000 common shares as of August 10 ,2007, will not be selling their shares in this offering. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. There is no assurance that a market will develop.  Please see the Plan of Distribution section at page 11 of this prospectus for a detailed explanation of how the common shares may be sold.

BELEZA LUXURY GOODS, INC.

Offering Price: $0.10 per share.

The offering period starts from the date this document is declared effective by the SEC and is valid for 6 months from that day. This period could be extended to another 2 months at our sole discretion if we have evidence that additional shares are still being sold post the initial offering period. This offer could be terminated, at our sole discretion, before the expiration of the initial 6 months mentioned.  This offer may also terminate prior to the expiration of the initial 6 months if all shares are sold.

This prospectus shall not be used prior the effectiveness of this registration statement under the securities act of 1933.

Selected Financial Information

The following table presents a summary of historical financial information for the fiscal years ended March 31, 2008 and March 31, 2007 and certain balance sheet information.  The financial information disclosed is for the period of March 31, 2008 and March 31,2007. The Selected Financial Information should be read in conjunction with the Financial Statements and the Notes thereto appearing in this Prospectus.

Summary of Statement of Operations

	For the year ended March 31, 2008 (audited)	For the year ended March 31, 2007(restated)
Revenue	86,091	91,691
Net Loss	(54,172)	(26,173)
Income per share basic and diluted	(0.02)	(0.01)
	March 31, 2008	March 31, 2007
Working Capital	32,669	37,900
Total Assets	60,833	43,339
Common Stock	74,950	5,000
Total Stockholders' Equity	34,167	38,839
Total Number of Issued Shares of Common Stock	2,799,000	2,000,000
Weighted Average Shares Outstanding	2,579,548	2,000,000

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Business

Because our company has a limited operating history and therefore we do know if we can maintain profitability, if we cannot successfully manage the risks normally faced by start-up companies, our business may fail.
The Company was incorporated February 13, 2006 and commenced operations through its first subsidiary, Amerioca Consultant, LLC, doing business as ("dba") Marcus B. Smith Galleries incorporated on July 19, 2004 in the state of Georgia and operates as a fine art gallery and also offers art collection consulting services, and

BELEZA LUXURY GOODS, INC.

Pablo and Peter Calico Promotions LLC, ("dba") Pablo Calico Cigars, was incorporated on October 18, 2005 in the state of Texas and imports, distributes, wholesales and retails handmade cigars imported from Brazil. Therefore the company has a relatively limited operating history. There can be no assurance at this time that the Company will operate profitably or that it will have adequate working capital to meet its obligations as they become due. The Company believes that its success at this stage will depend in large part on its ability to (i) Successfully raise capital in future private placement share offerings (ii) Manage daily operations profitably, given all of the risks. The Company has earned limited income in the initial stages of its business which may not continue into the foreseeable future. The Company may not be successful in addressing the aforementioned risks, which may have a substantial adverse affect upon the Company's business.

Our prospects are subject to the risks and expenses encountered by start-up companies, such as uncertainty regarding level of future revenue and inability to budget expenses and manage growth accordingly, and inability to access sources of financing when required and at rates favorable to us. Our limited operating history and the highly competitive nature of the art and cigar industries make it difficult or impossible to predict future results of our operations.

No assurance of profitability.
The art and cigar industries are very competitive and dependent upon the acceptance of the Company's art and cigar service offerings and the effectiveness of its marketing program to maintain and attract customers. There can be no assurance that our business plan will be successful or result in earning substantial revenues or profit or that investors will not lose their entire investment.

We face risks associated with the planned future expansion of our operations.
Management has determined that the success of our business strategy depends on our ability to expand, either by developing our fine art galleries and art collection consulting services and by developing the import, distribution, wholesale and retail of handmade cigars or by acquiring established fine art galleries or cigar distributors. Our success also depends on our ability to operate and successfully manage our daily operations.  Our ability to expand successfully will depend upon a number of factors, including the following:

•	the availability and cost of store locations for development;
•	the availability of art gallery and cigar distributor acquisition opportunities;
•	the hiring, training, and retention of additional management;
•	the availability of adequate financing;
•	the continued development and implementation of management information systems;
•	competitive factors; and
•	general economic and business conditions.

Increased construction costs and delays resulting from governmental regulatory approvals, strikes, or work stoppages, adverse weather conditions, may also affect the opening of art galleries or cigar distribution centers in the future. Newly opened art galleries and cigar distributors may operate at a loss for a period following their initial opening. The length of this period will depend upon a number of factors, including the time of the year the outlet is opened, the sales volume, and our ability to control costs.

We may not successfully achieve our expansion goals.  Additional outlets that we develop or acquire may not be profitable. In addition, the opening of additional outlets in an existing market may have the effect of drawing customers from and reducing the sales volume of our existing art galleries or cigar distribution centers in those markets.

The competition in the Houston Texas area is intensely competitive.
The company will compete with other cigar distribution companies and other art dealers and art galleries in the provision of its cigar and art gallery businesses. These competitors include established art galleries, art dealers, and cigar distributors.

There are currently 27 art galleries and 6 art brokers in Houston area. In Houston, there are currently 21 cigar distributors. The Company expects such competition to continue and intensify in the future.

BELEZA LUXURY GOODS, INC.

We compete with a variety of established competitors in this market. These competitors may have longer operating histories, greater name recognition, established customer bases, and substantially greater financial, technical and marketing resources than the Company. The Company believes that the principal factors affecting competition in its proposed market include name recognition, ability to differentiate its product and service offerings, maintaining a high level of customer service and customer satisfaction, and the ability to effectively respond to changing customer needs and preferences. Currently, there are no significant proprietary or other barriers of entry that could keep potential competitors from developing or acquiring similar offerings and providing competing services in the Company's market. The Company's ability to compete successfully in the luxury goods industry will depend in large part on its ability to execute acquisitions of established businesses that have a developed a core customer base as a result of developing a sustainable competitive advantage in the market place in which they compete by offering market-differentiated services and products.

There can be no assurance that the Company will be able to compete successfully in the future, or that future competition will not have a material adverse effect on the business, operating results and financial condition of the Company.

Potential for indebtedness.
There is no assurance that the Company will not incur debt in the future. If indebtedness occurs it is likely to make it more difficult for us to satisfy our other financial obligations or may result in our having to use cash flow to pay its obligations, thus reducing the amount of cash available to finance our operations and delaying any possible reduction in capital expenditures. Furthermore, if indebtedness occurs it may limitthe Company’s flexibility to adjust to changing market conditions, therefore, leaving it vulnerable to a downturn in general economic conditions or unable to react appropriately to changes in the cigar and art industries.  Indebtedness may also affect our ability to borrow or raise additional capital in the future to meet the Company's debt obligations.  Indebtedness may result  in our being at a competitive disadvantage as compared to competitors with less indebtedness.  Fluctuations in interest rates with respect to our indebtedness would expose our company for debt that bears interest at variable rates.

Future capital necessary to conduct business may not be available.
The Company may not be able to borrow or raise additional capital in the future to meet the Company's needs or to otherwise provide the capital necessary to conduct its business. If our capital resources are insufficient, we will have to raise additional funds. We may need additional funds to continue our operations, pursue business opportunities (such as expansion, acquisitions of complementary business or the development of new products or services), to react to unforeseen difficulties or to respond to competitive pressures. There can be no assurance that any financing arrangements will be available in amounts or on terms acceptable to us, if at all. Furthermore, the sale of additional equity or convertible debt securities may result in further dilution to existing stockholders. If adequate additional funds are not available, we may be required to delay, reduce the scope of or eliminate material parts of the implementation of our business strategy, including the possibility of additional acquisitions or internally developed businesses.

We anticipate that we may incur significant debt in the future, and we may be unable to meet the associated debt covenants over time.
We anticipate that we may incur significant indebtedness in the future in connection with our growth strategy. In the process of financing future acquisitions, we may incur debt which may include financial covenants which may limit the amount we can further borrow. If we fail to meet any financial covenants, our lenders could call their loans immediately.  There can be no assurance we will continuously meet these covenants in the future. We anticipate that the assets of art galleries and cigar distributors which we may acquire in the future will be pledged directly or indirectly to secure our debt obligations.

Our future borrowings may involve substantial interest expense.
Our borrowings may result in interest expense that may restrict our ability to operate profitably and increase financial risk. Additionally, current interest rates are at historically low levels.  If interest rates were to increase, our interest costs would also increase, adding further risk and uncertainty. We must make these interest payments regardless of our operating results.

The Company's success is substantially dependent on the performance of its executive officers and key employees.
The immediate loss of the services of any members of our senior management team, without a reasonable period of transition, could have a material adverse effect on our business. We do not maintain any life insurance on these senior executives. Given the Company's early stage of development of the art galleries and cigar distribution centers, the Company is dependent on its ability to retain and motivate high quality personnel. Although the Company

BELEZA LUXURY GOODS, INC.

believes it will be able to attract, retain and motivate qualified personnel for such purposes, an inability to do so could materially adversely affect the Company's ability to market, sell, and enhance its services. The loss of one or more of its employees or the Company's inability to hire and retain other qualified employees could have a material adverse effect on the Company.

Uninsured losses.
There is no assurance that the Company will not incur uninsured liabilities and losses as a result of the conduct of its proposed business. The Company plans to maintain comprehensive liability and property insurance at customary levels. The Company will also evaluate the availability and cost of business interruption insurance when necessary. However, should uninsured losses occur, the shareholders could lose their invested capital.

The Company may have liabilities to affiliated or unaffiliated lenders.
These liabilities would represent fixed costs which would be required to be paid regardless of the level of profitability experienced by the Company. There is no assurance that the Company will be able to pay all of its liabilities. Furthermore, the Company is always subject to the risk of litigation from customers, employees, suppliers or others because of the nature of its business. Litigation could cause the Company to incur substantial expenses and, if cases are lost, judgments and awards could add to the Company's costs.

Our director and officer may not be able to devote sufficient time.
Our directors and officers may not be able to devote sufficient time to our business affairs, which may negatively affect our ability to conduct our ongoing operations and our ability to generate revenues. As a Director of Beleza Luxury Goods, Inc., the role of Mr. Smith is to ensure all private placement funding is conducted in accordance with all securities legislation; that all accounting functions in the parent and subsidiary are complete and accurate and prepared in a timely fashion; and, to ensure all Federal and State public filings are complete and accurate; and to ensure the day-to-day business operations are conducted efficiently and within budget.

Because our officers, directors and principal shareholders control a majority of our common stock, investors will have little or no control over our management or other matters requiring shareholder approval.
Our officer and directors and their affiliates, in the aggregate, beneficially own the majority of our outstanding common shares. As a result, they have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officer and directors control the company, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interest of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

Because we can issue additional common shares, purchasers of our common stock may incur immediate dilution and may experience further dilution.
We are currently authorized to issue up to 100,000,000 common shares, of which 2,799,000 (799,000 of which form part of this registration statement) are issued and outstanding at the time of this prospectus. Our board of directors has the authority to cause our company to issue additional shares of common stock without the consent of any of our shareholders. Consequently, our shareholders may experience more dilution in their ownership of our company in the future.

Risks Related to the Industry

Because we face rising insurance costs, we may incur uninsured losses that could result in the loss of part or all of a shareholder’s investment.
The cost of insurance workers compensation insurance, general liability insurance, health insurance, and directors and officers liability insurance) has risen significantly in the past few years and is expected to continue to increase in 2007 and 2008. We may be unable to make the improvements in our operations to mitigate the effects of increased frequency and higher costs. We may incur uninsured and losses as a result of the conduct of our business. Should uninsured losses occur, any purchasers of our common shares could lose their entire investment.

BELEZA LUXURY GOODS, INC.

Risks Associated with Our Common Stock

There is no active trading market for our common stock and if a market for our common stock does not develop, our investors will be unable to sell their shares.
There is currently no active trading market for our common stock and such a market may not develop or be sustained. Therefore it may be difficult to sell the shares or if sold it may adversely affect the market price of such shares.

Because we do not intend to pay any dividends on our common shares, investors seeking dividend income or liquidity should not purchase shares in this offering.
We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have limited revenues and a history of limited income, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Our common shares are considered to be penny stock and subject to the SEC's penny stock regulations which adversely affect the liquidity of our common shares.
The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than U.S. $5.00 per share, subject to certain exceptions.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The administration requirements imposed by these rules may affect the liquidity of our common shares.

 NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.
Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

Forward-Looking Statements

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 7 to 13, that may cause our or our industry's actual results, levels of activity, performance or achievements to be

BELEZA LUXURY GOODS, INC.

materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

Securities and Exchange Commission’s Public Reference

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

The Offering

This prospectus covers the resale by the selling stockholders named in this prospectus of up to a total of 799,000 shares of common stock which were issued pursuant to one private placement offering. On February 1, 2007, pursuant to Rule 506 of Regulation “D” under the Securities Act, we issued a total of 799,000 common shares plus 799,000 warrants exercisable at $0.25 per share until December 31, 2010. The selling stockholders will sell their shares of our common stock at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that a market will develop. The only affiliate of our company owning shares is Marcus Smith, (our Chairman, President, Chief Executive Officer, and Secretary), with currently 2,000,000 common shares held. Mr. Smith will not be selling these shares as part of this offering. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

Use of Proceeds

The shares that form the part of the units offered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares. We will not receive any part of the proceeds from such sales of common stock. We will, however, incur all costs associated with this registration statement and prospectus.

Determination of Offering Price

The offering price of the 799,000 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.  Additionally, because we have a limited operating history and have only generated limited revenue to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us.  No valuation or appraisal has been prepared for our business and potential business expansion.

We arbitrarily selected the offering price for the new shares and there is no relationship between the offering price of the shares and our assets, earnings, book value, net worth or other economic or recognized criteria and future value of our shares. Our offering price of $0.10 per new share was arbitrarily determined by us based solely upon an increase over the prices paid by earlier investors in our company. It is not based upon an independent assessment of the value of our shares and should not be considered as such.

BELEZA LUXURY GOODS, INC.

The selling stockholders will sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that a market will develop.

The offering price of $0.10 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Dilution

The issued and outstanding shares being registered have no impact on the number of shares issued and outstanding and no dilution will result from this offering. The common stock to be registered and sold by the selling stockholders is a total of 799,000 shares of common stock are currently issued and outstanding to 41 stockholders. Accordingly, there will be no dilution to our existing stockholders in this case. However, 799,000 shares underlying the warrants were issued under a Rule 506 Share offering. The warrants, which may not be sold separately, are exercisable at $0.25 per share until December 31, 2010. Please refer to “Risks Associated With Our Common Stock” under Risk Factors on page 2 of this registration statement.

Dividend Policy

We have not declared or paid any cash dividends since inception. We intend to retain future earnings, if any, for use in the operation and expansion of our business and do not intend to pay any cash dividends in the foreseeable future. Although there are no restrictions that limit our ability to pay dividends on our common stock, we intend to retain future earnings for use in our operations and the expansion of our business.

Selling Security Holders

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued. Because the selling stockholders may offer all or only some portion of the total 799,000 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

As of  April 22, 2009  there were a total of 2,799,000 shares of common stock outstanding. The selling shareholders in this prospectus were a result of a private common stock offering (detailed in the table below), which closed February 1, 2007.

The table immediately below sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of   April 22, 2009  and the number of shares of common stock covered by this prospectus. This selling stockholders' table includes shareholders that purchased 799,000 shares of our common stock, pursuant to a private offering which satisfied the requirements of Rule 506 of Regulation S. This offering was sold at $0.05 per share and was closed on February 1, 2007 and the shares issued in July 2007. The sale price of our common stock was the result of negotiations between the respective purchasers and the company, and was not based on book value or our assets.

Other than the relationships described below, none of the selling stockholders had or have any material relationship with us. None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge. None of these selling security holders have been a Director or officer of the company since its formation on February 13, 2006.

BELEZA LUXURY GOODS, INC.

Name of Selling Stockholder and Position, Office or Material Relationship with Beleza Luxury Goods	Common Shares owned by the Selling Stockholder (**)	Total Shares to be Registered Pursuant to this Offering	Number of Shares Owned by Selling Stockholder After Offering and Percent of Total Issued and Outstanding(*)
			# of Shares	% of Class
O. J. GLOVER	4000	4000	Nil	0%
ROBERT RUSSELL	5000	5000	Nil	0%
KATHY JOHNSON(7)	5000	5000	Nil	0%
FRANCES SOTO ORTIZ	5000	5000	Nil	0%
DWAYNE MARSHALL	5000	5000	Nil	0%
JOANNA STOKES	5000	5000	Nil	0%
MICHELLE MARION	5000	5000	Nil	0%
SAM JOHNSON(7)	5000	5000	Nil	0%
YVETTE POINDEXTER	5000	5000	Nil	0%
CLIVE MARKLAND	5000	5000	Nil	0%
CASSYE D. COOK	5000	5000	Nil	0%
TANYA ALLEN(8)	5000	5000	Nil	0%
HEIDI MCDONALD (1)	5000	5000	Nil	0%
TERRON STEVENS	5000	5000	Nil	0%
CEDRIC SMITH*	5000	5000	Nil	0%
LEO HOUSTON	5000	5000	Nil	0%
SARAH CAMERON	5000	5000	Nil	0%
DAMON EASTER(8)	5000	5000	Nil	0%
KEN WILLIAM	5000	5000	Nil	0%
IGOR LOUREIRO	5000	5000	Nil	0%
PHYLLIS MILSTEIN (2)	10,000	10,000	Nil	0%
MACEDONIA (Cortez) SMITH*	10,000	10,000	Nil	0%
MICHAEL S. JOYNER, MD, LLC (5)	10,000	10,000	Nil	0%
EUGENE FONEY	10,000	10,000	Nil	0%
DONNA WILSON(6)	10,000	10,000	Nil	0%
DAVID NORWOOD	10,000	10,000	Nil	0%
SUSAN M. DOYLE	10,000	10,000	Nil	0%
KEVIN A. SMOOT	10,000	10,000	Nil	0%
JAMES L. HIME	10,000	10,000	Nil	0%
LAUREN M. WILSON(6)	10,000	10,000	Nil	0%
BERNARD MILSTEIN (2)	10,000	10,000	Nil	0%
TODD MCDONALD (1)	20,000	20,000	Nil	0%
ANGELBERT METOYER	20,000	20,000	Nil	0%
ERROL MCLAUGHLIN	20,000	20,000	Nil	0%
PAUL A. SMITH*	40,000	40,000	Nil	0%
SHARON INGLEHART	40,000	40,000	Nil	0%
ELAINE COUSINS (3)	50,000	50,000	Nil	0%
VICTOR COUSINS (3)	50,000	50,000	Nil	0%
YUSUF SPEARS	50,000	50,000	Nil	0%
WESLEY SHANNON	100,000	100,000	Nil	0%
LYNN M. COUSINS (3)	100,000	100,000	Nil	0%
LORICH CAPITAL, LLC (4)	100,000	100,000	Nil	0%

BELEZA LUXURY GOODS, INC.

(1) - Brother and Sister
(2) - Husband and Wife
(3) - Brother and Sister and Mother Elaine Cousins is the mother of Victor and Lynn Cousins
(4) - Beneficial Owner of Lorich Capital LLC Richard Cockrell
(5) - Beneficial Owner of Michael S. Joyner, MD, LLC is Michael S. Joyner
(6) - Mother and Daughter Donna Wilson is the mother of Lauren Wilson
(7) - Marcus Smith’s mother and stepbrother
(8) - Husband and Wife
* Cedric Smith, Paul Smith, Macednia Smith are not related to one another or to Marcus Smith

Mr. Marcus Smith's, (President, Chief Executive Officer, Secretary, and Director), 2,000,000 common shares allotted and subsequently issued on March 22, 2006 will not be sold as part of this offering.

 (*) Assumes all of the shares of common stock offered are sold. The above is based on 799,000 common shares issued and outstanding as a result of a private placement offering pursuant to Regulation S under the Securities Act of 1933 that closed February 1, 2007 and the shares subsequently issued in July 2007.

(**) Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Plan of Distribution

The shares of our common stock offered by this prospectus are being registered to allow public secondary trading by the holders of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of these shares by the selling stockholders.

The selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or members, who may sell their shares pursuant to this prospectus. All of our selling stockholders are individuals with the exception of Lorich Capital Shares, beneficially owned by Richard Cockrell and Michael S. Joyner, MD, LLC, beneficially owned by Michael S. Joyner.  These two entities are not broker-dealers or an affiliate of a broker-dealer. Each selling stockholder may also transfer shares owned by such selling stockholder by gift, and upon and such transfer, the donoree would have the same right of sale as the selling stockholder. Our common stock is not currently listed on any national exchange or electronic quotation system.  Because there is currently no public market for our common stock, the selling stockholders will sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.  There is no assurance that a market will develop.

Marcus B. Smith, the primary affiliate of our company, will not be selling his shares as part of this offering.   These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
▪	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

BELEZA LUXURY GOODS, INC.

▪	an exchange distribution in accordance with the rules of the applicable exchange;
▪	privately negotiated transactions;
▪	a combination of any such methods of sale; and
▪	any other method permitted pursuant to applicable law.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

A selling stockholder may enter into hedging transactions with broker-dealers in connection with the distributions of the shares or otherwise.

In such transactions, broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholder, including positions assumed in connection with distributions of the shares by such broker-dealers. Some or all of the shares covered by this registration statement may be sold to cover short positions in the open market.

A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares pursuant to this prospectus. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares pursuant to this prospectus.

We have been advised by each of the selling stockholders that they have not, as of the date of this prospectus, entered into any arrangement with any agent, broker or dealer for the sale of the shares.

We may suspend the use of this prospectus and any supplements hereto in certain circumstances due to pending corporate developments, public filings with the Securities and Exchange Commission or similar events.

We may require the selling security holder to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

The Securities and Exchange Commission has adopted regulations that define a penny stock to be any equity security that has a market price, as defined in those regulations, of less than $5.00 per share, subject to certain exceptions.  Generally, for any transaction involving a penny stock, a broker-dealer is required to deliver, prior to the transaction, a disclosure schedule relating to the penny stock market as well as disclosure concerning, among other things, the commissions payable, current quotations for the securities and information on the limited market in penny stocks.  The administration requirements imposed by these rules may affect the liquidity of our common shares.

Our securities will be subject to the low priced security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors.  For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from

BELEZA LUXURY GOODS, INC.

the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Transfer Agent

The transfer agent and registrar for our common stock is TranShare Corporation, (5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111, telephone: 303.662.1112).

Legal Proceedings

We are not aware of any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officer or our director. Our sole officer/director has not been convicted of a felony or misdemeanor relating to securities or performance in corporate office. We may be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.

Involvement in Certain Legal Proceedings
Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

BELEZA LUXURY GOODS, INC.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth certain information regarding the executive officers and directors of Beleza Luxury Goods, Inc. as of April 22, 2009 :

Name	Age	Title	Term of Service

Marcus B. Smith, Houston, Texas	36	Director, President, Chief Executive Officer, (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), and Chief Accounting Officer (Principal Accounting Officer)	Indefinite

Marcus Smith is the sole director and officer of Beleza Luxury Goods, Inc.  He holds that office indefinitely until he either resigns, or is replaced by the shareholders, or is removed by law.  Marcus Smith is the majority shareholder of the Company. Mr. Smith spends an estimated forty hours a week in fulfilling his duties as Manager and Director.

Marcus B. Smith
Currently, Mr. Smith ,the sole officer and director, holds the positions of President, Chief Executive Officer, (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), and Chief Accounting Officer (Principal Accounting Officer) of Beleza Luxury Goods, Inc.   Mr. Smith oversees the daily business operations of the company’s subsidiaries as well as the corporate development and administrative duties for Beleza Luxury Goods, Inc., a Nevada Corporation. Mr. Smith was appointed to the position of sole Director and officer at the time of incorporation on February 13, 2006, and is to serve until his successor has been elected and qualifies.

Mr. Smith was previously employed with ING Americas, Atlanta, GA from January, 2004 to July, 2005. Mr. Smith held the position of Investor Relations. Mr. Smith researched and analyzed competitors of the insurance industry and contributed in the creation of the US Statistical Supplement for the earnings press releases.

From October, 2003 to May, 2004 Mr. Smith was employed as a consultant with Spiral Carioca, Inc, Rio de Janeiro, Brazil. Mr. Smith set up a Real Estate company for U.S. based company; researching Brazilian laws regarding U.S. companies operating in Brazil; negotiating with lawyers and accountants on company’s behalf and located rental properties in Rio de Janeiro.

From July, 2001 to February, 2003, Mr. Smith was employed with Reliant Energy, Houston, Texas and held the position of Senior Commodity Marketing Analyst.

From February, 1999 to July, 2001, Mr. Smith was employed with Enron Energy Service, Houston, Texas as Sr. Specialist - Account Manager Suiza Foods. Mr. Smith also held the position of Specialist – Risk Management with Enron Capital & Trade. Mr. Smith performed risk management for power desk, including daily position and P&L reporting.

From May, 1996 to Jan, 1999 Mr. Smith was an Investment Associate with Smith Graham & Company, Houston, Texas.

Mr. Smith obtained a Master of Business Administration in 1999 from Texas Southern University, Houston, Texas. In 1993, he competed a Bachelor of Business Administration from Howard University, Washington, D.C.

Mr. Smith currently resides in Texas and has not been a director in any public company prior to Beleza Luxury Goods, Inc.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 22, 2009 , certain information as to shares of the common stock owned by (i) each person known by management to beneficially own more than 5% of the outstanding common stock, (ii) each of the Company’s directors, and (iii) all executive officers and directors of the Company as a group:

BELEZA LUXURY GOODS, INC.

NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL SHARES OWNED	PERCENT OF OUTSTANDING OWNERSHIP

Marcus B. Smith	2,000,000 Common Shares	71.45%

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company.

Description of Securities

Our authorized capital stock consists of 100,000,000 shares of common stock, having a par value of $0.001 US per share. As of April 22, 2009 , there were issued and outstanding 2,799,000 shares of common stock (attached warrants exercisable by December 31, 2010) and 43 shareholders of record. All outstanding shares of common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders.  Holders of a majority of the outstanding shares of common stock will be able to elect the entire Board of Directors, if they choose to do so, in which event the holders of the remaining shares will be unable to elect directors. There is currently one member on the Board of Directors. The common stock has no preemptive or other subscription rights, has no conversion, redemption or retraction rights.  Holders of shares of our common stock are also entitled to dividends in such amounts as may be determined in the absolute discretion of our Board of Directors from time to time.  Holders of shares of our common stock are also entitled to receive pro rata our net assets in the event of liquidation, dissolution or winding-up or other distribution of assets among our shareholders.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

The consolidated financial statements of Beleza Luxury Goods, included in this registration statement have been audited for the year ended March 31, 2008 and March 31, 2007 by Kabani & Company, Inc. , Certified Public Accountants, 6033 West Century Blvd., Suite 810, Los Angeles, CA 90045, to the extent and for the period set forth in their report appearing elsewhere in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Kabani & Company, Inc., Certified Public Accountants, are not employed on a contingent basis in connection with the registration or offering of Beleza Luxury Goods stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Our Articles of Incorporation provide that no director or officer shall be personally liable to our company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of such director or officer unless such acts or omissions involve: (i) a breach of the director's duty of loyalty to our company and our stock holders, (ii) bad faith, intentional misconduct or a knowing violation of law, (iii) the payment of dividends in violation of the General Corporate Law of Nevada, or (iv) any transaction from which the director derived an improper personal benefit.

BELEZA LUXURY GOODS, INC.

Our Bylaws provide we have the power to indemnify, to the greatest allowable extent permitted under the General Corporate Laws of Nevada, directors or officers of our company for any duties or obligations arising out of any acts or conduct of the officer or director performed for or on behalf of our company. We will reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the General Corporate Law of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, our company has been advised that the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Description of Business

Beleza Luxury Goods, Inc. was incorporated on February 13, 2006 in the state of Nevada and is a holding company whose principal activity is the ownership of its wholly-owned subsidiaries Amerioca Consultant, LLC and Pablo and Peter Calico Promotions, LLC (collectively referred to as the “Company”). Amerioca Consultant, LLC, doing business as (“dba”) Marcus B. Smith Galleries, was incorporated on July 19, 2004 in the state of Georgia and operates as a fine art gallery and also offers art collection consulting services. Pablo and Peter Calico Promotions LLC, (“dba”) Pablo Calico Cigars, was incorporated on October 18, 2005 in the state of Texas and imports, distributes, wholesales and retails handmade cigars imported from Brazil. The Company’s operations are based in Houston, Texas. There are no bankruptcy, or receivership, or similar proceedings against the parent or operating subsidiary.

Our wholly owned subsidiary, Amerioca Consultant, LLC, “(dba)” Marcus B. Smith Galleries, was incorporated on July 19, 2004 in the state of Georgia. A “dba” form was filed and approved in the state of Texas for Marcus B. Smith Galleries. Marcus B. Smith Galleries operates as a fine art gallery and also offers art collection consulting services. This subsidiary acts as one of the operating companies for the art sales activities relating to the company’s art business(s) in the United States. Marcus B. Smith Galleries’ operations are based in Houston, Texas.

Our wholly owned subsidiary called Pablo & Peter Calico Promotions, LLC, (“dba”) Pablo Calico Cigars, was incorporated on October 18, 2005 in the state of Texas. Pablo Calico Promotions imports, distributes, wholesales and retails handmade Brazilian cigars. This subsidiary acts as one of the operating companies for the cigar sales activities relating to the company’s cigar business(s) in the United States. Pablo Calico Cigars’ operations are based in Houston, Texas.

Business of Issuer
Marcus B. Smith Galleries operates as a fine art gallery and also offers art collection consulting services. This subsidiary acts as one of the operating companies for the art sales activities relating to the company’s art business(s) in the United States.

Marcus B. Smith Galleries assists individuals and businesses in building a collection of fine art for enjoyment and investment purposes. We have established close relationships with various artists whose works are displayed in galleries and museums around the world, including John Biggers, Angelbert Metoyer, Cedric Smith, Elizabeth Catlett, Leamon Green, Thornton Dial, Kevin Cole, Eric Mack and Bob Russell. Through personal consultation, Marcus B. Smith locates pieces to fit clients’ tastes and investment interests. We also have art shows every quarter to introduce various artists and their works to clients. Our clients represent all points on the continuum of art collectors - some are those buying their first piece of fine art and others come to us to continuously expand their extensive art collections. Additionally, the company intends to open a store-front gallery to display artwork. The company maintains a website at www.marcusbsmithgalleries.com.

Pablo Calico Promotions imports, distributes, wholesales and retails handmade Brazilian cigars. This subsidiary acts as one of the operating companies for the cigar sales activities relating to the company’s cigar business(s) in the United States.

BELEZA LUXURY GOODS, INC.

Pablo Calico Cigars imports, distributes, wholesales and retails handmade cigars. Manufactured by Don Jaime Tabaco e Dreivados Ltda, our cigars are imported from Bahia, and are 100% Brazilian, (wrapper and filling). We currently sell six types of cigars and are building brand recognition with custom bands and boxes. We sell directly to individuals, both through personal sales and the internet. As well, we have established wholesale clients through lounges, bars and restaurants. Pablo Calico Cigars has obtained Federal permits from the Department of Treasury (Alcohol and Tobacco Tax and Trade Bureau) Tobacco Importer Permit - Under 26 U.S.C. Chapter 52 and Texas Comptroller of Public Accounts for a Texas Cigarette, Cigar and/or Tobacco Products Permit (Texas Application for NON RETAILER). To comply with permit regulations, the cigars are stored off-site and a monthly rental fee of $25.00 is paid to store the cigars. The company maintains a website at www.pablocalico.com.

Principal Products and/or Services and Their Markets
Marcus B. Smith Galleries assists individuals and businesses in building a collection of fine art for enjoyment and investment purposes. We have established close relationships with various artists whose works are displayed in galleries and museums around the world, including John Biggers, Angelbert Metoyer, Cedric Smith, Elizabeth Catlett, Leamon Green, Thornton Dial, Kevin Cole, Eric Mack and Bob Russell. Through personal consultation, Marcus B. Smith locates pieces to fit clients’ tastes and investment interests. We also have art shows every quarter to introduce various artists and their works to clients. Currently, 85% of our art business revenue comes from within the Houston, Texas market and 15% our art business revenue comes from outside the Houston, Texas area.

Pablo Calico Cigars imports, distributes, wholesales and retails handmade cigars. The Company has established a cigar supply relationship with Brazilian manufacturer and exporter, Don Jaime Tabaco e Dreivados Ltda, located at Avenida Presidente Wilson, 210/620 Rio de Janeiro, RJ, Brazil. Imported from Bahia, our cigars are 100% Brazilian, (wrapper and filling). We currently sell six types of cigars and are building brand recognition with custom bands and boxes.  We sell individual or boxed cigars directly to consumers, both through personal sales and the internet. As well, we have established wholesale clients through lounges, bars and restaurants. Currently, 90% of our cigar sales are in the Houston, Texas market and 10% of our cigar sales are outside of the Houston, Texas area.

Marketing Strategy
The company intends to maintain its current client base and expand to target the following primary markets:

(a)  Individuals and organizations requiring art purchases for either individual or business collections in Houston, Texas throughout the United States
(b)  Existing art galleries or shops selling art in Houston, Texas and throughout the United States.
(c)  Individuals for personal cigar use throughout the United States.
(d)  Existing cigar shops, restaurants, bars, nightclubs in Houston, Texas.

We continue our marketing activities by word of mouth and websites. The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. Advertising costs for the years ended March 31, 2007 and for the period from February 13, 2006 (inception) to March 31, 2006 were $50 and $1,082, respectively.

Competition
The Company competes with other art dealers, art galleries and art consultancy services in the provision of its art businesses. These competitors include established galleries and art dealers. There are 27 art galleries and 6 art brokers in Houston. The Company expects such competition to continue and intensify in the future. We compete with a variety of established competitors in this market. These competitors may have longer operating histories, greater name recognition, established customer bases, and substantially greater financial, technical and marketing resources than the Company. The Company believes that the principal factors affecting competition in its proposed market include name recognition, ability to differentiate its product and service offerings, maintaining a high level of customer service and customer satisfaction, and the ability to effectively respond to changing customer needs and preferences.

The Company competes with other cigar distributors in the provision of its cigar wholesale and retailing businesses. These competitors include established smoke/cigar shops and tobacco wholesalers. In Houston, there are 21 cigar shops. The Company expects such competition to continue and intensify in the future. We compete with a variety of established competitors in this market.

BELEZA LUXURY GOODS, INC.

These competitors may have longer operating histories, greater name recognition, established customer bases, and substantially greater financial, technical and marketing resources than the Company. The Company believes that the principal factors affecting competition in its proposed market include name recognition, ability to differentiate its product and service offerings, maintaining a high level of customer service and customer satisfaction, and the ability to effectively respond to changing customer needs and preferences.

Growth Strategy
We plan on growing our fine art gallery and art collection consulting service revenues by increasing our product and service offerings and associated marketing efforts for each product and service. We plan on attracting additional artists and their works. It is expected the increase in the artists and their works offered will assist in increasing overall sales. We plan on attracting additional art clients through our website, www.marcusbsmithgalleries.com.

We plan on growing our revenues derived from the importation, distribution, wholesaling and retailing of Brazilian hand made cigars by increasing our product offerings and the associated marketing efforts for each product. We plan to introduce additional cigar sizes, products and packaging. It is expected the increase in products offered will assist in increasing overall sales. We plan to attract additional retail and wholesale customers through our website, www.pablocalico.com.

Employees
Marcus B. Smith is the only employee of our company. Mr. Smith handles all of the responsibilities in the area of corporate administration and business development. Currently, Mr. Smith is the sole officer and director, holds the positions of President, Chief Executive Officer, (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), and Chief Accounting Officer (Principal Accounting Officer) of Beleza Luxury Goods, Inc.. Mr. Smith oversees the daily business operations of the company’s subsidiaries as well as the corporate development and administrative duties for Beleza Luxury Goods, Inc.  Mr. Smith spends an estimated forty hours a week in fulfilling his duties as Manager and Director.

We have contracted the monthly bookkeeping to an outside source.

Government Regulation
The tobacco industry is subject to extensive government regulation and licensing requirements in certain jurisdictions. Primarily, the company must comply with very stringent regulations imposed on the business and its operations designed to protect the public or its ability to operate will be restricted. Some jurisdictions may impose restrictions, licensing requirements, or prohibitions on the company’s tobacco wholesale services and products. At present, the Company does not anticipate that any such restrictions or licensing requirements in its target markets will hinder its ability to operate successfully. However, no assurance can be made that in the future new restrictions, prohibitions or licensing requirements will not arise which would materially adversely affect the Company's business, operating results, and financial condition of the Company. There are no restrictions and licensing requirements on the sale of art other than registering the subsidiary which the Company as complied.

The tobacco industry is subject to licensing and regulation by state and local departments and bureaus of tobacco and alcohol and firearms and to periodic review by the state and municipal authorities.  In addition, we are subject to local land use, zoning, building, planning, and traffic ordinances and regulations in the selection and acquisition of suitable sites for constructing new businesses.  Delays in obtaining, or denials of, or revocation or temporary suspension of, necessary licenses or approvals could have a material adverse impact on our development of gallery and cigar shop.

Various Federal, State and local laws affect our business.  The development and operation of our businesses depend to a significant extent on the selection and acquisition of suitable sites.  These sites are subject to zoning, land use, environmental, traffic, and other regulations of state and local governmental agencies.  City ordinances or other regulations, or the application of such ordinances or regulations, could impair our ability to construct or acquire

BELEZA LUXURY GOODS, INC.

businesses in desired locations and could result in costly delays. The delay or failure to obtain or maintain any licenses or permits necessary for operations could have a material adverse effect on our business.

The delay or failure to obtain or maintain any licenses or permits necessary for operations could have a material adverse effect on our business.  In addition, an increase in the minimum wage rate, employee benefit costs, or other costs associated with employees could adversely affect our business.

Committees of the Board
We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Family Relationships
There are no family relationships among our directors or officers.

Description of Property

Beleza Luxury Goods, Inc. maintains an office located at 5925 Kirby Drive, Suite E324, Houston, Texas 77005.  The 750 square foot office is rented on a month-to-month basis at $700.00 per month.  There is no signed lease agreement.

Legal Proceedings

We are not aware of any material legal proceeding or litigation and such persons know of no material legal proceeding or contemplated or threatened litigation. There are no judgments against us or our officer or our director. Our sole officer/director has not been convicted of a felony or misdemeanor relating to securities or performance in corporate office. We may be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.

Involvement in Certain Legal Proceedings
Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Management’s Discussion and Analysis of Plan of Operations

The following discussion and analysis provides information which we believe is relevant to an assessment and understanding of our results of operations and financial condition. This discussion should be read in conjunction with our financial statements and the related notes hereto appearing elsewhere herein. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause our actual results to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms "believes," "belief," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Our financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

BELEZA LUXURY GOODS, INC.

Plan of Operations

Our company, through our wholly owned subsidiary Amerioca Consultant, LLC and Pablo and Peter Calico Promotions, LLC, primarily specialized in sales of fine art collections, offering art collection consulting service and imports, distributed, wholesales and retails handmade cigars imported from Brazil. In order to succeed, we intend to do the following:

(a)  Assist individuals in art collection. We have successfully assisted many individuals to build their collections for enjoyment and investment purpose. We intend to hold art shows of various famous artists to introduce their works to individual collectors. We also intend to put our efforts in maintaining good relationship with various artists to locate their works to fit our clients’ taste and investing interest.

(b)  Develop brand recognition. We have created our own bands and boxes for brand recognition of our cigar products. We intend to continue to do so since we believe these efforts will generate the consumer awareness we believe is necessary to sell our products and develop our own brand.

Our focus in the next 12 months has been to seek necessary working capital, and to develop our marketing plan. In order to succeed, we intend to maintain our current client base and expand to target the following primary markets:

(a)  Other individuals and organizations requiring art purchases for either individual or business collections, throughout the United States

(b)  Existing art galleries or shops selling art throughout the United States.

(c)  Individuals for personal cigar use throughout the United States.

(d)  Existing cigar shops, restaurants, bars, nightclubs in Houston, Texas.

Results of Operations

Fiscal Year End March 31, 2008

On The Company's restated balance sheet as of March 31, 2008, the Company had assets consisting of cash in the amount of $4,141, loan from shareholder of $55,194,   net equipment, of $1,498.  The Company's restated balance sheet as of March 31, 2008 reflects accumulated deficit of $40,783 and stockholder’s equity of $34,167.

The Company recorded sales of $86,091 of which $8,900 was from cigar products and $77,191 was generated from art gallery, for the year ended March 31, 2008 as compared to $91,691 of which $13,004 was from cigar products and $78,687 was generated from art gallery for the year ended March 31, 2007.  The sales from cigar products were decreased since the postal workers in Brazil went on a strike starting September, 2007. Thus, the company was unable to get the orders shipped into the Company.

The Company's cost of sales was $5,904 for the year ended March 31, 2008 compared to $5,012 for the year ended March 31, 2007. The cost of sales is related to the Company’s cigar product sales. The net result was a gross margin for the year ended March 31, 2008 of $80,187 compared to $86,679 for the prior period. This decrease in gross margin is primarily due to the decrease in the Company’s income from the sale of cigar products.

Operating expenses consisting primarily of general and administrative expense were $134,360 for the year ended March 31, 2008 compared to $112,852 for the year ended March 31, 2007. In particular, there was an increase in professional fees as the Company incurred more accounting and SEC compliance fees.

As a result, the Company had a net loss of $54,172 for the year ended March 31, 2008 compared to a net loss of $26,173 for the year ended March 31, 2007. The principal reasons for the company's net loss for the year ended March 31, 2008 is due to the higher general and administrative expenses.

BELEZA LUXURY GOODS, INC.

Nine Months Ended December 31, 2008 Compared to Nine Months Ended December 31, 2007

The Company's condensed consolidated balance sheet as of the nine months ended December 31, 2008, had assets consisting of cash in the amount of $275, loan from shareholder of $53,540, net  property and equipment of $ 1,173. The Company has expended its cash in furtherance of its business plan, including expenditure of funds to pay legal and accounting expenses. Consequently, the Company's condensed consolidated balance sheet as of the period ended December 31, 2008 reflects an accumulated deficit of $86,696 and a stockholders' deficit of $4,246.

The Company recorded sales of $19,868 of which $1,700 was from cigar products and $18,168 was generated from art gallery, for the nine months ended December31, 2008 as compared to $71,241 of which $8,900 was from cigar products and $62,341 was  generated from art gallery for the nine months ended December 31, 2007. The 71% decrease in segment of fine art gallery is mainly because the nation-wide economy is in a recession; people were more reluctant to buy the luxury art pieces. For the cigar branch, the sales decrease 81% due to the postal strike held in Brazil from September 2007 to July 2008. This event stopped the cigar shipping to the Company for about a year.

The Company's cost of sales was $750 for the nine months ended December 31, 2008 as compared to $5,904 for the nine months ended December 31, 2007. The net result was a gross margin for the nine months ended December31, 2008 of $19,118 compared to $65,337 for the prior period.

The Company's aggregate operating expenses were $65,030 for the nine months ended December 31, 2008 as compared to $118,937 for the nine months ended December 31, 2007. The decrease is primarily caused by decreased professional fees.

The Company had a net loss for the nine months ended December 31, 2008 of $45,913 as compared to net loss of $54,847 for the nine months ended December 31, 2007, primarily as a consequence of national economic recession.

Three Months Ended December 31, 2008 Compared to Three Months Ended December 31, 2007

The Company recorded sales of $11,018 of which $1,700 was from cigar products and $9,318 was generated from art gallery, for the three months ended December31, 2008 as compared to $16,621 of which $1,220 was from cigar products and $15,401 was generated from art gallery for the three months ended December 31, 2007.

The Company's cost of sales was $750 for the three months ended December 31, 2008 as compared to $1,515 for the three months ended December 31, 2007. The net result was a gross margin for the three months ended December 31, 2008 of $10,268 compared to $15,106 for the prior period.

The Company's aggregate operating expenses were $19,249 for the three months ended December 31, 2008 as compared to $40,339 for the three months ended December 31, 2007.  The Company had a net loss for the three months ended December 31, 2008 of $8,982 as compared to net loss of $25,233 for the three months ended December 31, 2007.

Liquidity and Capital Resources

Our cash and cash equivalents were $275 on December 31, 2008. We met our liquidity needs through the revenue derived pursuant to the sale of our fine art collections, holding art shows, sales of cigar products and the professional consulting fees.

Pursuant to a private placement conducted in accordance to Rule 506 of Regulation “D” under the Securities Act, as amended, the Company issued 2,000,000 shares of common stock at $0.001 per share to Marcus Smith, the major shareholder of the Company in exchange for the shares already held and 799,000 shares of common stock to the stockholders named in this prospectus.  The proceeds of the offering will be used for general working capital purpose.

BELEZA LUXURY GOODS, INC.

Ultimately, our success is dependent upon our ability to generate revenues from the sale of our fine art collections, cigar products and consulting fees through our professional consulting services.

During the nine month period ended December 31, 2008, we used $38,319 in operating activities as the income from the art collections were low, no activities in sale of cigar products for two third of the period. At the same time,  we still incurred high professional fees including accounting and legal fees. We raised $32,799 from financing activities as the shareholder of the Company paid back the loan to the company.

Description of Business

History and Background
In February 13, 2006, the Company filed its Articles of Incorporation with the Secretary of State, Nevada. The original Board of Directors consisted of Marcus Smith. The authorized capital of the Company as May 2006 consists of 100,000,000 Shares of $0.001 par value common Share. In addition, Mr. Marcus Smith was appointed to the office of President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Chairman of the Board of Directors.

On March 22, 2006, the Company issued to Marcus Smith 2,000,000 Shares of the Company’s $0.001 par value common stock for total proceeds equivalent to $2,000.  The Company accepted Pablo and Peter Calico Promotions 100 common Shares owned by Marcus Smith in lieu of the $1,000 payment.   The Company accepted 100 common Shares of Amerioca Consultant, LLC Shares owned by Marcus Smith in lieu of the $1,000 payment.

On October 18, 2005 Pablo and Peter Calico Promotions, LLC, dba Pablo Calico Cigars was incorporated in the State of Texas.  On March 22, 2006, Pablo Calico Cigars became a wholly owned subsidiary of Beleza Luxury Goods Inc.  This acquisition was executed by exchanging all (100%) of the issued and outstanding common Shares of Pablo and Peter Calico Promotions, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common Shares issued by Beleza Luxury Goods, Inc.

Amerioca Consultant, LLC dba Marcus B. Smith Galleries, was incorporated on July 19, 2004, under the laws of the state of Georgia.  On March 22, 2006, Marcus B. Smith Galleries became a wholly owned subsidiary of Beleza Luxury Goods Inc.  This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Amerioca Consultant, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc.

On February 14, 2006, Marcus Smith was appointed to the Board of Directors. On April 6, 2006, the Board authorized the Company to proceed with the sale of its Units pursuant to a Rule 506 private placement share offering of up to 1,000,000 shares at a price of $0.05 per share.

Through our wholly-owned subsidiaries, we currently own and operate two businesses, one being the sale of fine art and the other cigar wholesale. This is the first step in fulfilling the Company's business objective of developing a profitable business.

The Company currently employs one full-time person. The daily operations and functions of the businesses are performed by Marcus Smith, Director and President, Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. We intend to continue to capitalize on the evolving opportunities in the luxury goods industry in the future by acquiring and developing established businesses.

Industry Overview

Fine Art
This industry comprises establishments primarily engaged in retailing original and limited edition artwork. Included in this industry are establishments that display works of art in galleries for retail sale and firms that auction works of art. A business in this industry may purchase art work from an artist or individual owner and sell that art work to consumers, generally with no further development or processing of the product.  The primary activities of companies in this industry are: art auctions, art dealers, and art galleries retailing art.

BELEZA LUXURY GOODS, INC.

Success of art stores/galleries is measured on the effectiveness of merchandising, marketing and recognizing consumer spending and trends especially in the home decorating area. The ad vantages for sizable companies are purchasing power, financing options, and marketing. However, we can compete effectively by offering unique products, providing superior customer service, or serving a local market.

Art dealers compete with a wide range of retailers, including Internet retailers, auction houses, mass merchandisers, and home decor and framing service shops.

A factor in the art world is the Internet and it ability to reach a larger global market. A number of individuals purchase art directly from art dealer on the internet. By not having a physical location a number of art dealers can pass the saving on to their customer. Research has indicated that the top 50 art companies account for 30% of art sales.

A downturn in the economy has affected the art industry. At an auction in New York City during November 2008, prices declined approximately 30% for contemporary, modern and Impressionist art.

Cigars
Numerous premium cigar manufacturers, such as Arturo Fuente, are small or medium sized, third-world companies that are family owned and operated. Some of the familiar names associated with mass produced cigars, as well as some of the premium brands, have merged or been acquired by worldwide conglomerates. For example, Consolidated Cigar was acquired by Altadis, which is now the largest cigar company in the world. Altadis makes many popular brands such as Montecristo, Don Diego and Romeo y Julieta. Similarly, General Cigar was acquired by the second largest cigar company, Swedish Match, maker of many familiar brands, including Macanudo, Punch, Partagas, and Cohiba. Although Altadis is the largest company in terms of total cigars, Swedish Match is the U.S. market leader for premium cigars, with Macanudo being the top selling premium brand. The following is quoted from the Associate Press, “Cooper Gardiner, vice president of marketing for the General Cigar Co., the largest manufacturer of imported, handmade  cigars in the United States, said there aren’t huge numbers of new smokers like during the ’90s, but he expects the industry to keep growing by a few percentage points a year if the tobacco supply can  keep up.  ”  “ At the height of the boom in 1997, imports peaked at 417.8 million cigars, nearly five times more than in 1993, according to the cigar association. After dropping to 248 million in 1999, the numbers started another upward turn. In 2005, imports had climbed to 319.4 million cigars, with another slight bump expected this year.” 1

The cigar business crested in 1964, the year the US Surgeon General first published health hazards related to cigarettes.  By 1993, the lowest number of cigars sold in the 20th century dropped to 2.1 billion cigars sold. Sales increased in 2007 to 5.5 billion large cigars sold.

Cigars are readily available in the $2 - $35 range, the “super premiums” are at the high end of this range.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Material Commitments

We have no material commitments as at the date of this registration statement.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next twelve (12) months.

Recent Accounting Pronouncements

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

1 Associated Press, Pricey cigar trend back from the ashes despite smoking ban, industry rolled in steady profits with refined products  October 6, 2006  http://www.msnbc.msn.com/id/15158065

BELEZA LUXURY GOODS, INC.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

a.	A brief description of the provisions of this Statement

b.	The date that adoption is required

c.	The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 157 ‘Fair Value Measurements’. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The management is currently evaluating the effect of this pronouncement on financial statements.

Application of Critical Accounting Policies

Our significant accounting policies are identified and described in Note 2 to the financial statements. The preparation of our financial statements in conformity with U.S. generally accepted accounting principles require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ materially from those estimates. We continually evaluate its critical accounting policies and estimation procedures. Estimates are often based on historical experience and on assumptions that are believed to be reasonable under the circumstances, but which could change in the future.

BELEZA LUXURY GOODS, INC.

The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized when the delivery is completed, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Revenue from consulting service is recognized when commissions are earned from selling artwork for artists under broker contract arrangements. Payments received before all of the relevant criteria for revenue recognition are satisfied to be recorded as unearned revenue. The Company determines title transfer based upon delivery date.  For the customers with FOB shipping term, the Company recognizes sales and determines title transferred when delivery of items takes place.  For the customers on CNF (cost and freight), the Company recognizes sales and determines title has passed when goods arrive in the port of destination.

Income taxes. The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Certain Relationships and Related Transactions

We intend that any transactions between the company and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. We do not have this policy in writing.  Marcus Smith is sole director and officer and majority shareholder, therefore, has control that the policy is enforced.

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved the less of $120,000 or one percent of the average of our total assets at year-end for the last two fiscal years since inception. , and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

On March 22, 2006, the Beleza Luxury Goods Inc. issued to Marcus Smith 2,000,000 shares of the Company’s $0.001 par value common stock for total proceeds equivalent to $2,000. The Company accepted Pablo and Peter Calico Promotions 100 common shares owned by Marcus Smith in lieu of the $1,000 payment. The Company accepted 100 common shares of Amerioca Consultant, LLC Units owned by Marcus Smith in lieu of the $1,000 payment.

On October 18, 2005 Pablo and Peter Calico Promotions, LLC, dba Pablo Calico Cigars was incorporated in the State of Texas. On March 22, 2006, Pablo Calico Cigars became a wholly owned subsidiary of Beleza Luxury Goods Inc. This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Pablo and Peter Calico Promotions, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc..

Amerioca Consultant, LLC dba Marcus B. Smith Galleries, was incorporated on July 19, 2004, under the laws of the state of Georgia. On March 22, 2006, Marcus B. Smith Galleries became a wholly owned subsidiary of Beleza Luxury Goods Inc. This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Amerioca Consultant, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc.  Mr. Smith’s 2,000,000 common shares are not being registered for resale.

BELEZA LUXURY GOODS, INC.

Executive Compensation

No executive officer of our company received an annual salary and bonus that exceeded $1,000,000 during the period from inception (February 13, 2006) to March 31, 2007. The following table shows the compensation received by our president for the period from inception (February 13, 2006) to March 31, 2007.

SUMMARY COMPENSATION TABLE

		Annual Compensation		Long Term Compensation (1)		Total
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	All Other Compensation
Marcus Smith, Director, President, Chief Executive Officer, (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer), and Chief Accounting Officer (Principal Accounting Officer). (2)	2006 2007 2008	$30,000 $30,000 $30,000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	$30,000 $30,000 $30,000

(1) The value of perquisites and other personal benefits, securities and property for the executive officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.
(2) Marcus B. Smith became our president, secretary and treasurer on February 13, 2006.

Stock Options and Stock Appreciation Rights

From the date of inception to March 31, 2007 and subsequent to March 31, 2007 up to  April 22, 2009  we did not grant any stock options or stock appreciation rights to any of our directors or officers.

We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at a future Board of Directors’ meeting.

Compensation Of Directors

We reimburse our directors for expenses incurred in connection with attending board meetings. We did not pay any other director's fees or other cash compensation for services rendered as a director for the fiscal period ended March 31, 2007.

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our board of directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Employment Contracts and Termination of Employment and Change in Control Arrangements

Other than as set out below, we have not entered into any employment agreement or consulting agreement with our directors and executive officers. Our president, Marcus B. Smith, provides management services and office premises to our company.

Pursuant to a verbal agreement, we have agreed to pay our president $2,500 per month for these services starting on January 1, 2006.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. Our directors and executive officers may receive stock options at the discretion of our board of directors in the future.

We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors.

BELEZA LUXURY GOODS, INC.

We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $60,000 per executive officer.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Reports to Security Holders

We are not required to deliver an annual report to our stockholders but will voluntarily send an annual report, together with our annual audited financial statements. We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

The public may read and copy any materials filed by us with Securities and Exchange Commission at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Where You Can Find More Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.

You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the SEC's public reference room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC's website at http://www.sec.gov.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by Beleza Luxury Goods, Inc. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

BELEZA LUXURY GOODS, INC.

Market for Common Equity and Related Stockholder Matters

At present, our securities are not traded publicly. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. A purchaser of common shares may, therefore, find it difficult to resell the securities offered herein should he or she desire to do so when eligible for public resale. Furthermore, the common shares are not marginal and it is unlikely that a lending institution would accept our common stock as collateral for a loan. To date, none of our outstanding shares of common stock are subject to outstanding options, warrants to purchase or securities convertible into common stock. We have agreed to register shares of common stock held by existing security holders for resale with the exception of Marcus B. Smith shareholdings. We currently have 43 shareholders.

BELEZA LUXURY GOODS, INC.

Financial Statements

Our consolidated financial statements are stated in United States Dollars (US$) and are prepared in conformity with generally accepted accounting principles of the United States of America. The following consolidated financial statements pertaining to Beleza Luxury Goods, Inc. are filed as part of this registration statement:

BELEZA LUXURY GOODS, INC.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2008

INDEX

Page
Consolidated Balance Sheets (Unaudited)	F-1
Consolidated Income Statements (Unaudited)	F-2
Consolidated Statements of Cash Flows (Unaudited)	F-3
Notes to the Consolidated Financial Statements (Unaudited)	F-4 to F-8

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
ASSETS

	December 31, 2008	March 31, 2008
		(Restated)
CURRENT ASSETS:
Cash and cash equivalents	$275	$4,141
Due from shareholder	53,540	55,194
Total current assets	53,816	59,335

PROPERTY & EQUIPMENT, NET	1,173	1,498

TOTAL ASSETS	$54,989	$60,833

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Account payable	$769	$-
Due to shareholder	51,965	19,166
Accrued expenses	6,500	7,500
Total current liabilities	59,234	26,666

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $.001 par value; 100,000,000 shares authorized: 2,799,000 shares outstanding	2,799	2,799
Additional paid in capital	79,651	72,151
Accumulated deficit	(86,696)	(40,783)
Total stockholders' equity (deficit)	(4,246)	34,167

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$54,989	$60,833

The accompanying notes are an integral part of these unaudited consolidated financial statements
F-1

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	FOR THE THREE MONTH PERIODS ENDED DECEMBER 31,		FOR THE NINE MONTH PERIODS ENDED DECEMBER 31,
	2008	2007	2008	2007

CIGAR SALES	$1,700	$1,220	$1,700	$8,900
COMMISSION REVENUE	9,318	15,401	18,168	62,341
Total revenue	11,018	16,621	19,868	71,241

COST OF REVENUE - CIGAR	750	1,515	750	5,904

GROSS PROFIT	10,268	15,106	19,118	65,337

OPERATING EXPENSES
Selling, General & Administrative Expenses	19,249	40,339	65,030	118,937

NET LOSS BEFORE INCOME TAXES	(8,982)	(25,233)	(45,913)	(53,600)
Provision of Income Taxes	-	-	-	1,247

NET LOSS	$(8,982)	$(25,233)	$(45,913)	$(54,847)

BASIC & DILUTED LOSS PER SHARE	$(0.00)	$(0.01)	$(0.02)	$(0.02)

WEIGHTED AVERAGE SHARES OF COMMOM STOCK OUTSTANDING-BASIC & DILUTED	2,799,000	2,800,793	2,799,000	2, 535,804

*Weighted average number of dilutive shares are equivalent to the basic weighted average number of shares as the effect of dilutive securities is anti- dilutive

The accompanying notes are an integral part of these unaudited consolidated financial statements
F-2

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	FOR THE NINE MONTH PERIODS ENDED DECEMBER 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(45,913)	$(54,847)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	325	233
Director service contribution-noncash	7,500	-
Increase (decrease) in current liabilities:
Account payable	769	-
Accrued expenses	(1,000)	16,523
Payroll tax payable	-	8,641
Net cash used in operating activities	(38,319)	(29,450)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of equipment	-	(900)
Due from shareholder	1,654	116
Net cash provided by investing activities	1,654	(784)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	-	19,500
Due to shareholder	32,799	5,165
Net cash provided by financing activities	32,799	24,665

NET DECREASE IN CASH & CASH EQUIVALENTS	(3,866)	(5,569)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	4,141	10,035

CASH & CASH EQUIVALENTS, ENDING BALANCE	$275	$4,466
SUPPLEMENTAL CASHFLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income tax	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements
F-3

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Beleza Luxury Goods, Inc. was incorporated on February 14, 2006 in the state of Nevada and is a holding company whose principal activity is the ownership of its wholly-owned subsidiaries Amerioca Consultant, LLC and Pablo and Peter Calico Promotions, LLC (collectively referred to as the “Company”). Amerioca Consultant, LLC, doing business as (“dba”) Marcus B. Smith Galleries, was incorporated on July 19, 2004 in the state of Georgia and operates as a fine art gallery and also offers art collection consulting services. Pablo and Peter Calico Promotions LLC, (“dba”) Pablo Calico Cigars, was incorporated on October 18, 2005 in the state of Texas and imports, distributes, wholesales and retails hand made cigars imported from Brazil. The Company’s operations are based in Houston, Texas.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The consolidated financial statements include the accounts of the Beleza Luxury Goods, Inc. and its wholly owned subsidiaries, Pablo & Peter Calico Promotions, LLC and Amerioca Consultant, LLC.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property & equipment
Property & equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives of 5 years for office equipment. Following were the details of the equipment:

	December 31, 2008	March 31, 2008
Property and equipment	$1,874	$1,874
Less: Accumulated depreciation	(701)	(376)
	$1,173	$1,498

Depreciation expense amounted to $325 and $233 respectively for the nine month periods ended December 31, 2008 and 2007, respectively.

F-4

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Revenue recognition
The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized when the delivery is completed, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Revenue from consulting service is recognized when commissions are earned form selling artwork for artists under broker contract arrangements. Payments received before all of the relevant criteria for revenue recognition are satisfied to be recorded as unearned revenue.

The Company determines title transfer based upon delivery date.  For the customers with FOB shipping term, the Company recognizes sales and determines title transferred when delivery of items takes place.  For the customers on CNF (cost and freight), the Company recognizes sales and determines title has passed when goods arrive in the port of destination.  In accordance with EITF 99-19 we do not recognize revenues gross unless we have acted as principal in the transactions and have taken title to products.

Loss Per Share
The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect.

Stock-based compensation
The Company adopted SFAS No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on April 1, 2006.  SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value.  Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of April 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after April 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method proscribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123.  Prior to the adoption of SFAS No. 123R, the Company accounted for our stock option plans using the intrinsic value method in accordance with the provisions of APB Opinion No. 25 and related interpretations.

Recent pronouncement
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

F-5

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. Management is currently evaluating the effect of this pronouncement on financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”. This Statement replaces SFAS No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is on or after Company’s fiscal year beginning October 1, 2009. While the Company has not yet evaluated this statement for the impact, if any, that SFAS No. 141(R) will have on its consolidated financial statements, the Company will be required to expense costs related to any acquisitions after September 30, 2009.

In May of 2008, FASB issued SFASB No.162, “The Hierarchy of Generally Accepted Accounting Principles”. The pronouncement mandates the GAAP hierarchy reside in the accounting literature as opposed to the audit literature. This has the practical impact of elevating FASB Statements of Financial Accounting Concepts in the GAAP hierarchy. This pronouncement will become effective 60 days following SEC approval. The Company does not believe this pronouncement will impact its financial statements.

In May of 2008, FASB issued SFASB No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60”. The scope of the statement is limited to financial guarantee insurance (and reinsurance) contracts. The pronouncement is effective for fiscal years beginning after December 31, 2008. The Company does not believe this pronouncement will impact its financial statements.

On December 30, 2008 FASB issued FIN 48-3, “Effective Date of FASB Interpretation No. 48 for Certain Nonpublic Enterprises”. This FSP defers the effective date of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, for certain non-public enterprises as defined in paragraph 289, as amended, of FASB Statement No. 109, Accounting for Income Taxes, including non-public not-for-profit organizations. However, non-public consolidated entities of public enterprises that apply U. S. GAAP are not eligible for the deferral. Nonpublic enterprises that have applied the recognition, measurement, and disclosure provisions of Interpretation 48 in a full set of annual financial statements issued prior to the issuance of this FSP also are not eligible for the deferral. This FSP shall be effective upon issuance. The Company does not believe this pronouncement will impact its financial statements.

On January 12, 2009 FASB issued FSP EITF 99-20-01, “Amendment to the Impairment Guidance of EITF Issue No. 99-20”. This FSP amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an other-than-temporary impairment has occurred. The FSP also retains and emphasizes the objective of an other-than-temporary impairment assessment and the related disclosure requirements in FASB Statement No. 115, Accounting for Certain Investments in Debt and Equity Securities, and other related guidance. The FSP is shall be effective for interim and annual reporting periods ending after December 15, 2008, and shall be applied prospectively. Retrospective  application to a prior interim or  annual reporting period is not permitted. The Company does not believe this pronouncement will impact its financial statements.

F-6

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3.	DUE FROM SHAREHOLDER AND DUE TO SHAREHOLDER

Due from shareholder amounted to $53,540 and $55,194 as of December 31, 2008 and March 31, 2008, respectively. Due to shareholder amounted to $51,965 and $19,166 as of December 31, 2008 and March 31, 2008, respectively. Both amounts are due on demand, unsecured and interest free receivable and payable to/from the President and Chief Executive Officer of the Company.

4.	SHIPPING AND HANDLING EXPENSES

The company has included $685 and $2,701 freight out shipping and handling expenses for the nine month periods ended December 31, 2008 and 2007. Shipping and handling expenses are included in selling, general and administrative expenses in the statements of operations.

5.	STOCKHOLDER’S EQUITY

Pursuant to a private placement conducted in accordance with Regulation S of the Securities Act of 1933, as amended, the Company issued 799,000 shares of common stock at $.05 per share and 799,000 warrants, exercisable at $0.25 per share until December 31, 2010. The proceeds of the offering will be used for general working capital purpose.

Warrants:

Exercise price	Weighted average contractual life	Warrants outstanding	Weighted average exercise price	Warrants exercisable	Weighted average remaining life

$0.25	2.29	799,000	$0.25	799,000	2.29

The fair value of the warrants was $0. The Company used the Black-scholes pricing model to calculate the fair value of the warrants by using the following assumptions: stock price $0.03, exercise price $0.25, volatility 50% and risk free interest rate of 4.64%.

6.	GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through December 31, 2008, the Company had incurred cumulative losses of $86,696 including net losses of $45,913 for the nine month period ended December 31, 2008. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended December 31, 2008, towards (i) Actively attend trade shows in different areas to better market the Company’s expertise in the fine art area. (ii) Expend its distribution channels for the Company’s cigar product by seeking customers including cigar shops, restaurants and bars outside of Houston Texas area. (iii) Introduce additional cigar size, products and packaging.

F-7

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

7.	SEGMENT REPORTING

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131) establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company allocates its resources and assesses the performance of its sales activities based upon the sources of revenue.

The following table presents a summary of operating information for the nine month periods ended December 31, 2008 and 2007:

	Nine Month Periods Ended
	December 31, 2008	December 31, 2007
	(Unaudited)	(Unaudited)
Revenue
Amerioca	$18,168	$62,341
Beleza	-	-
Pablo	1,700	8,900
	$19,868	$71,241
Operating expense
Amerioca	$33,412	$62,772
Beleza	30,908	54,625
Pablo	710	1,540
	$65,030	$118,937
Net income (loss)
Amerioca	$(15,245)	$(432)
Beleza	(30,908)	(54,625)
Pablo	240	1,457
	$(45,913)	$(53,600)
Depreciation and amorization
Amerioca	$160	$160
Beleza	-	-
Pablo	165	73
	$325	$233
Capital expenditures
Amerioca	$-	$-
Beleza	-	-
Pablo	-	900
	$-	$900

	December 31, 2008	March 31, 2008
	(Unaudited)
Total assets
Amerioca	$50,114	$56,859
Beleza	131	239
Pablo	4,744	3,735
	$54,989	$60,833

F-8

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY GOODS, INC.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2008

BELEZA LUXURY GOODS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Beleza Luxury Goods Inc and Subsidiaries

We have audited the accompanying consolidated balance sheets of Beleza Luxury Goods Inc and Subsidiaries as of March 31, 2008 and 2007 and the related consolidated statement of operations, stockholders’ equity, and cash flow for the years ended March 31, 2008 and 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Beleza Luxury Goods Inc and Subsidiaries as of March 31, 2008 and 2007, and the results of its consolidated operations and its cash flows for the years ended March 31, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 8 to the consolidated financial statements, the Company’s significant operating losses and insufficient capital raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 8. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 7, the financial statements for the year ended March 31, 2008 and 2007 have been restated.

Kabani & Company, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California

August 27, 2008 except for Note 5, 6, 7 and 8 are as of January 12, 2009.

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
MARCH 31, 2008 AND 2007
(Restated)

ASSETS
	March 31, 2008	March 31, 2007
CURRENT ASSETS:
Cash and cash equivalents	$4,141	$10,035
Due from shareholder	55,194	32,365
	59,335	42,400

PROPERTY & EQUIPMENT, NET	1,498	939

TOTAL ASSETS	$60,833	$43,339

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Due to shareholder	19,166	-
Accrued expenses	7,500	4,500
	26,666	4,500
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 100,000,000 shares authorized: 2,799,000 and 2,000,000 issued and outstanding as of March 31, 2008 and 2007, respectively	2,799	2,000
Additional paid in capital	72,151	3,000
Share to be issued	-	20,450
Accumulated deficit	(40,783)	13,389
	34,167	38,839

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$60,833	$43,339

The accompanying notes are an integral part of these unaudited consolidated financial statements

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED MARCH 31, 2008 AND 2007

	FOR THE YEARS ENDED
	2008	2007

CIGAR SALES	$8,900	$13,004
COMMISSION REVENUE	77,191	78,687
Total revenue	86,091	91,691

COST OF REVENUE - CIGAR	5,904	5,012

GROSS PROFIT	80,187	86,679
OPERATING EXPENSES
Selling, General & Administrative Expenses	134,360	112,852

NET LOSS	$(54,172)	$(26,173)

BASIC AND DILUTED LOSS PER SHARE	$(0.02)	$(0.01)

WEIGHTED AVERAGE SHARES OF COMMON STOCKOUTSTANDING-BASIC AND DILUTED	2,579,548	2,000,000

*Weighted average number of dilutive shares has not been calculated as the effect of dilutive securities would have been anti- dilutive

 The accompanying notes are an integral part of these unaudited consolidated financial statements

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE YEARS ENDED MARCH 31, 2008 AND 2007
(Restated)

	Common Stock
	Number of	Par	Additional	Accumulated	Shares to be	Stockholder's
	shares	value	paid in capital	Income/(Loss)	issued	Equity

Balance, March 31, 2006	2,000,000	$2,000	$3,000	$39,562	$-	$44,562

Issuance of shares for cash	-	-	-	-	20,450	20,450

Net loss for the year ended March 31, 2007	-	-	-	(26,173)	-	(26,173)

Balance, March 31, 2007	2,000,000	2,000	3,000	13,389	20,450	38,839

Common stock issued, $.05/share	799,000	799	39,151	-	(20,450)	19,500

Contribution of services from director	-	-	30,000	-	-	30,000

Net loss for the year ended March 31, 2008	-	-	-	(54,172)	-	(54,172)

Balance, March 31, 2008	2,799,000	$2,799	$72,151	$(40,783)	$-	$34,167

The accompanying notes are an integral part of these consolidated financial statements

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2008 AND 2007
(Restated)

	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(54,172)	$(26,173)
Adjustments to reconcile net income to
net cash provided by (used in) operating activities:
Depreciation and amortization	342	35
Director service contribution-non-cash	30,000	-
Decrease (increase) in current assets:
Inventory	-	2,750
Supplies	-	2,250
Increase (decrease) in current liabilities:
Account payable	-	(1,300)
Accrued expense	3,000	4,500
Net cash used in operating activities	(20,831)	(17,939)

CASH FLOWS FROM INVESTING ACTIVITIES:
Due from shareholder	(22,829)	-
Acquisition of equipment	(900)	(974)
Note receivable from shareholder	-	(22,771)
Net cash used in investing activities	(23,729)	(23,745)

CASH FLOWS FROM FINANCING ACTIVITIES:
Due to shareholder	19,165	150
Sale of stock for cash	19,500	20,450
Net cash provided by financing activities	38,665	20,600

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	(5,894)	(21,084)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	10,035	31,118

CASH & CASH EQUIVALENTS, ENDING BALANCE	$4,141	$10,035

Cash paid for:
Interest	$-	$-
Income tax	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
NOTES TO  AUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Beleza Luxury Goods, Inc. was incorporated on February 14, 2006 in the state of Nevada and is a holding company whose principal activity is the ownership of its wholly-owned subsidiaries Amerioca Consultant, LLC and Pablo and Peter Calico Promotions, LLC (collectively referred to as the “Company”). Amerioca Consultant, LLC, doing business as (“dba”) Marcus B. Smith Galleries, was incorporated on July 19, 2004 in the state of Georgia and operates as a fine art gallery and also offers art collection consulting services. Pablo and Peter Calico Promotions LLC, (“dba”) Pablo Calico Cigars, was incorporated on October 18, 2005 in the state of Texas and imports, distributes, wholesales and retails hand made cigars imported from Brazil. The Company’s operations are based in Houston, Texas.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The consolidated financial statements include the accounts of the Beleza Luxury Goods, Inc. and its wholly owned subsidiaries, Pablo & Peter Calico Promotions, LLC and Amerioca Consultant, LLC.  All significant inter-company accounts and transactions have been eliminated in consolidation.

Use of estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property & equipment
Property & equipment is stated at cost. Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized. When equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives of 5 years for office equipment. As of March 31, 2008 and 2007, the following were the details of the equipment:

	March 31, 2008	March 31, 2007

Property and equipment	$1,874	$974
Less: Accumulated depreciation	(376)	(35)
	$1,498	$939

Depreciation expense amounted to $342 and $35 respectively for the years ended March 31, 2008 and 2007, respectively.

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO  AUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Revenue recognition
The Company's revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Sales revenue is recognized when the delivery is completed, the price is fixed or determinable, no other significant obligations of the Company exist and collectability is reasonably assured. Revenue from consulting service is recognized when commissions are earned form selling artwork for artists under broker contract arrangements. Payments received before all of the relevant criteria for revenue recognition are satisfied to be recorded as unearned revenue.

The Company determines title transfer based upon delivery date.  For the customers with FOB shipping term, the Company recognizes sales and determines title transferred when delivery of items takes place.  For the customers on CNF (cost and freight), the Company recognizes sales and determines title has passed when goods arrive in the port of destination.  In accordance with EITF 99-19 we do not recognize revenues gross unless we have acted as principal in the transactions and have taken title to products.

Cash and cash equivalents
Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Accounts receivable and other receivable
Accounts receivable and other receivable are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed. The Company maintains reserves for potential credit losses on accounts receivable. Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. Terms of the sales vary from COD through a credit term up to 10 days and 30 days. Reserves are recorded primarily on a specific identification basis. Allowance for doubtful debts is zero as of March 31, 2008 and 2007.

Concentration of Credit Risk
Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Advertising costs
The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place. The advertising cost amounted to $759 and $50 for the years ended March 31, 2008 and 2007, respectively.

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Impairment of Long-Lived Assets
In accordance with SFAS Nos. 142 and 144, long-lived assets to be held and used are analyzed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 142 relates to assets with an indefinite life where as SFAS 144 relates to assets that can be amortized and the life determinable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. If there are indications of impairment, the Company uses future undiscounted cash flows of the related asset or asset grouping over the remaining life in measuring whether the assets are recoverable. In the event such cash flows are not expected to be sufficient to recover the recorded asset values, the assets are written down to their estimated fair value. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value of asset less the cost to sell.

Income Taxes
The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Loss Per Share
The Company reports earnings (loss) per share in accordance with SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect. As of March 31, 2008 and 2007, the company has basic and dilutive securities in form of 799,000 warrants. The effect of these dilutive securities is anit-dilutive in the calculation of earnings per share; therefore, the basic and diluted earnings per shares are the same.

Stock-based compensation
In October 1995, the FASB issued SFAS No. 123, “Accounting for Stock-Based Compensation”. SFAS No. 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS No. 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, “Accounting for stock issued to employees” (APB 25) and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company uses the intrinsic value method prescribed by APB 25 and has opted for the disclosure provisions of SFAS No.123. The Company did not issue any option during the years ended March 31, 2008 and 2007, respectively.

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Recent pronouncement
In July 2006, the Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 seeks to reduce the diversity in practice associated with certain aspects of measuring and recognition in accounting for income taxes. In addition, FIN 48 requires expanded disclosure with respect to the uncertainty in income taxes and is effective as of the beginning of the 2008 fiscal year. Management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)”. This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006. An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements:

•	A brief description of the provisions of this Statement
•	The date that adoption is required
•	The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. Management is currently evaluating the effect of this pronouncement on financial statements.

In February 2007, FASB issued FASB Statement No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. FAS 159 is effective for fiscal years beginning after November 15, 2007. Early adoption is permitted subject to specific requirements outlined in the new Statement. Therefore, calendar-year companies may be able to adopt FAS 159 for their first quarter 2007 financial statements.

The new Statement allows entities to choose, at specified election dates, to measure eligible financial assets and liabilities at fair value that are not otherwise required to be measured at fair value. If a company elects the fair value option for an eligible item, changes in that item's fair value in subsequent reporting periods must be recognized in current earnings. FAS 159 also establishes presentation and disclosure requirements designed to draw comparison between entities that elect different measurement attributes for similar assets and liabilities. Management is currently evaluating the effect of this pronouncement on financial statements.

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements”. This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

In March 2008, the FASB issued FASB Statement No. 161, Disclosures about Derivative Instruments and Hedging Activities. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and related hedged items affect its financial position, financial performance, and cash flows. Management is currently evaluating the effect of this pronouncement on financial statements.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations”. This Statement replaces SFAS No. 141, Business Combinations. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. This Statement also establishes principles and requirements for how the acquirer: a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; b) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) will apply prospectively to business combinations for which the acquisition date is on or after Company’s fiscal year beginning October 1, 2009. While the Company has not yet evaluated this statement for the impact, if any, that SFAS No. 141(R) will have on its consolidated financial statements, the Company will be required to expense costs related to any acquisitions after September 30, 2009.

In May of 2008, FASB issued SFASB No.162, “The Hierarchy of Generally Accepted Accounting Principles”. The pronouncement mandates the GAAP hierarchy reside in the accounting literature as opposed to the audit literature. This has the practical impact of elevating FASB Statements of Financial Accounting Concepts in the GAAP hierarchy. This pronouncement will become effective 60 days following SEC approval. The Company does not believe this pronouncement will impact its financial statements.

In May of 2008, FASB issued SFASB No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60”. The scope of the statement is limited to financial guarantee insurance (and reinsurance) contracts. The pronouncement is effective for fiscal years beginning after December 31, 2008. The Company does not believe this pronouncement will impact its financial statements.

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

3.	DUE FROM SHAREHOLDER AND DUE TO SHAREHOLDER

Due from shareholder amounted to $55,194 and $32,365 respectively as of March 31, 2008 and 2007.  Due to shareholder amounted to $19,166 and zero as of March 31, 2008 and 2007, respectively.  Both amounts are due on demand from Mr. Smith, unsecured, and interest free.

4.	SHIPPING AND HANDLING EXPENSES

The company has included $3,161 and $4,963 freight out shipping and handling expenses for the year ended March 31, 2008 and 2007. These expenses have included in selling, general and administrative expenses.

5.	STOCKHOLDER’S EQUITY

On March 22, 2006, the Beleza Luxury Goods Inc. issued to Marcus Smith 2,000,000 shares of the Company’s $0.001 par value common stock for a total of $2,000.

On October 18, 2005 Pablo and Peter Calico Promotions, LLC, dba Pablo Calico Cigars was incorporated in the State of Texas.  On March 22, 2006, Pablo Calico Cigars became a wholly owned subsidiary of Beleza Luxury Goods Inc.  This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Pablo and Peter Calico Promotions, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc.

Amerioca Consultant, LLC dba Marcus B. Smith Galleries, was incorporated on July 19, 2004, under the laws of the state of Georgia.  On March 22, 2006, Marcus B. Smith Galleries became a wholly owned subsidiary of Beleza Luxury Goods Inc.  This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Amerioca Consultant, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc.

Pursuant to a private placement conducted in accordance with Regulation S of the Securities Act of 1933, as amended, the Company issued 799,000 shares of common stock at $.05 per share and 799,000 warrants, exercisable at $0.25 per share until December 31, 2010. The proceeds of the offering will be used for general working capital purpose.

Warrants:

Exercise price	Weighted average contractual life	Warrants outstanding	Weighted average exercise price	Warrants exercisable	Weighted average remaining life

$0.25	2.79	799,000	$0.25	799,000	2.79

The fair value of the warrants was $0. The Company used the Black-scholes pricing model to calculate the fair value of the warrants by using the following assumptions: stock price $0.03, exercise price $0.25, volatility 50% and risk free interest rate of 4.64%.

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

6.	INCOME TAXES - RESTATED

At March 31, 2008, the Company had net operating loss carry forward for tax purposes of approximately $40,783.

The following is a reconciliation of the provision for income taxes at the U.S. federal income tax rate to the income taxes reflected in the Statements of Operations for the years ended March 31, 2008 and 2007:

	2008	2007
Federal income tax rate	(34.0%)	(34.0%)
State tax, net of federal benefit	(6.0%)	(6.0%)
Increase in valuation allowance	40.0%	40.0%
Effective income tax rate	0.0%	0.0%

As of March 31, 2008, the Company had deferred tax asset amounting to $28,366 due to net operating loss carry-forward for the year ended March 31, 2008 and 2007. The Company has provided a valuation allowance of 100% of the deferred tax asset due to uncertainty of recoverability of the assets.

7.	RESTATEMENT

Subsequent to the issuance of the financial statements for the year ended March 31, 2008 and 2007, the Company determined that certain transactions and presentation in the financial statements had not been accounted for properly in the Company's financial statements. Specifically, during the year ended March 31, 2007, shares to be issued in consideration of cash received were recorded erroneously as a liability instead of as equity. Also, the common stock and additional paid in capital were restated for the correction in par value. In addition, the income tax payable was incorrectly recorded and now restated in the accompanied financial statements.

The Company has restated its financial statements for these adjustments as of March 31, 2008 and 2007.

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

7.	RESTATEMENT - Continued

The effects of the restatement are as follows:

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES
BALANCE SHEET
AS OF MARCH 31, 2007
	AS PREVIOUSLY	AS
	REPORTED	RESTATED

Shares to be issued	$20,450	$-
Income tax payable	$13,930	$-
Accrued expenses	$-	$4,500
Total current liabilities	$34,380	$4,500

Stockholder's Equity:
Common stock, par value $0.0001,
issued and outstanding, March 31, 2007- 2,000,000	$200	$2,000
Additional paid in capital	$4,800	$3,000
Accumulated deficit	$3,959	$13,389
Shares to be issued	$-	$20,450
Total stockholders’ equity	$29,409	$38,839

BELEZA LUXURY GOODS, INC. AND SUBSIDIARIES BALANCE SHEET AS OF MARCH 31, 2008
	AS PREVIOUSLY	AS
	REPORTED	RESTATED

Income tax payable	$9,430	$-
Total current liabilities	$36,096	$26,666

Stockholder's Equity:
Accumulated deficit	$(50,213)	$(40,783)
Total stockholders’ equity	$24,737	$34,167

The company has reclassified Notes receivable from shareholders in the Cash flows from financing activities to the Cash flows from investing activities in the year ended March 31, 2007.

BELEZA LUXURY GOODS, INC.

BELEZA LUXURY, INC. AND SUBSIDIARIES
NOTES TO AUDITED CONSOLIDATED FINANCIAL STATEMENTS

8.	GOING CONCERN - RESTATED

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. This basis of accounting contemplates the recovery of the Company's assets and the satisfaction of its liabilities in the normal course of business. Through March 31, 2008, the Company had incurred cumulative losses of $40,783 including net losses of $54,172 and $26,173 for the years ended March 31, 2008 and 2007, respectively. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Management has taken the following steps to revise its operating and financial requirements, which it believes are sufficient to provide the Company with the ability to continue as a going concern. Management devoted considerable effort during the period ended March 31, 2008, towards (i) obtaining additional equity and debt financing and (ii) evaluation of its distribution and marketing methods.

9.	SEGMENT REPORTING

Statement of financial accounting standards No. 131, Disclosures about segments of an enterprise and related information (SFAS No. 131) establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performances. The Company allocates its resources and assesses the performance of its sales activities based upon the sources of revenue.

The following table presents a summary of operating information for the years ended March 31, 2008 and 2007:

	March 31, 2008	March 31, 2007
Revenue
Amerioca	$77,191	$78,687
Beleza	-	-
Pablo	8,900	13,004
	$86,091	$91,691
Operating expenses
Amerioca	$75,473	$94,060
Beleza	57,265	11,010
Pablo	1,622	7,782
	$134,360	$112,852
Net income (loss)
Amerioca	$1,718	$(15,373)
Beleza	(57,265)	(11,010)
Pablo	1,375	210
	$(54,172)	$(26,173)
Depreciation and amorization
Amerioca	$213	$35
Beleza	-	-
Pablo	129	-
	$342	$35

BELEZA LUXURY GOODS, INC.

Capital expenditures
Amerioca	$-	$974
Beleza	900	-
Pablo	-	-
	$900	$974

Total assets
Amerioca	$56,859	$31,539
Beleza	239	9,440
Pablo	3,735	2,360
	$60,833	$43,339

BELEZA LUXURY GOODS, INC.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

We engaged the firm of Kabani & Company ,Inc. Certified Public Accountants, to audit our financial statements for the annual fiscal period ended March 31, 2008 and March 31, 2007. There has been no change in the accountants and no disagreements with Kabani & Company, Inc., Certified Public Accountants, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

BELEZA LUXURY GOODS, INC.

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada corporation law provides that:

▪
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

▪
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

▪
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

▪	by our stockholders;

▪	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

▪	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

▪	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

▪	by court order.

BELEZA LUXURY GOODS, INC.

Our Articles of Incorporation provide that no director or officer shall have personally liable to our company or any of its stockholders for monetary damages for breach of fiduciary duty as a directors or officers involving any act or omission of any such director or officer.  The foregoing provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to our company and our stock holders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) under application Sections of the Nevada revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which director derived an improper personal benefit.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates and no expenses shall be borne by the selling stockholder.

SEC Registration Filing Fee	$100.00
Accounting and Audit Fees	$10,000.00
Legal Fees and Expense	$2,500.00
Transfer Agent and Registrar Fees	$1,000.00
Printing and Engraving Expenses (includes EDGAR service)	$1,000.00

RECENT SALES OF UNREGISTERED SECURITIES

On March 22, 2006 we issued to Marcus Smith 2,000,000 common shares, having $0.001 par value per share for total proceeds equivalent to $2,000.00.  The Company accepted Pablo and Peter Calico Promotions 100 common Shares owned by Marcus Smith in lieu of the $1,000.00 payment.   The Company accepted 100 common Shares of Amerioca Consultant, LLC Shares owned by Marcus Smith in lieu of the $1,000.00 payment.

Amerioca Consultant, LLC dba Marcus B. Smith Galleries, was incorporated on July 19, 2004, under the laws of the state  of Georgia. On March 22, 2006, Marcus B. Smith Galleries became a wholly owned subsidiary of Beleza Luxury Goods Inc.

This acquisition was executed by exchanging all (100%) of the issued and outstanding common shares of Amerioca Consultant, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common shares issued by Beleza Luxury Goods, Inc..

On October 18, 2005 Pablo and Peter Calico Promotions, LLC, dba Pablo Calico Cigars was incorporated in the State of Texas. On March 22, 2006, Pablo Calico Cigars became a wholly owned subsidiary of Beleza Luxury Goods Inc.  This acquisition was executed by exchanging all (100%) of the issued and outstanding common Shares of Pablo and  Peter Calico Promotions, LLC owned by the sole shareholder, Marcus Smith, for 1,000,000 common Shares issued by Beleza Luxury Goods, Inc.

In July 2007 we issued 799,000 ‘units’ to forty-two (42) subscribers at an offering price of $0.05 per unit for gross offering proceeds of $39,950 pursuant to Rule 506 of Regulation "D". Each ‘unit’ consisted of 1 common share and 1 warrant exercisable at $0.25 per share until December 31, 2010. The sale price of our common stock was the result of negotiations between the respective purchasers and the company, and was not based on book value or our assets.

As of the date of the filing of this prospectus, April 22, 2009 , there were a total of 2,799,000 shares of common stock outstanding. None of our selling stockholders in this prospectus are broker-dealers or affiliates of broker-dealers.

BELEZA LUXURY GOODS, INC.

For both of the private placement share offerings aforementioned, we offered our shares of common stock to a limited number of offerees, with whom we had a pre-existing relationship.  Each person purchasing our shares of common stock who we reasonably believed was not an accredited investor (as that term is defined by the provisions of Rule 501(a)), received from us that information specified by the provisions of Rule 502(b).  Additionally, we reasonably believe that each such person either alone or with his or her purchaser representative (as that term is defined by the provisions of Rule 501(h)), has such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of a purchase of our common shares.  For the offering, we discussed with each purchaser in, what we believe to be, reasonable detail the various aspects, including the risks, relating to a purchase of our common stock.

Name	Shares
O. J. GLOVER	4,000
ROBERT RUSSELL	5,000
KATHY JOHNSON	5,000
FRANCES SOTO ORTIZ	5,000
DWAYNE MARSHALL	5,000
JOANNA STOKES	5,000
MICHELLE MARION	5,000
SAM JOHNSON	5,000
YVETTE POINDEXTER	5,000
CLIVE MARKLAND	5,000
CASSYE D. COOK	5,000
TANYA ALLEN	5,000
HEIDI MCDONALD	5,000
TERRON STEVENS	5,000
CEDRIC SMITH	5,000
LEO HOUSTON	5,000
SARAH CAMERON	5,000
DAMON EASTER	5,000
KEN WILLIAM	5,000
IGOR LOUREIRO	5,000
PHYLLIS MILSTEIN	10,000
MACEDONIA (CORTEZ) SMITH	10,000
MICHAEL S. JOYNER, MD, LLC	10,000
EUGENE FONEY	10,000
DONNA WILSON	10,000
DAVID NORWOOD	10,000
SUSAN M. DOYLE	10,000
KEVIN A. SMOOT	10,000
JAMES L. HIME	10,000
LAUREN M. WILSON	10,000
BERNARD MILSTEIN	10,000
TODD MCDONALD	20,000
ANGELBERT METOYER	20,000
ERROL MCLAUGHLIN	20,000
PAUL A. SMITH	40,000
SHARON INGLEHART	40,000
ELAINE COUSINS	50,000
VICTOR COUSINS	50,000
YUSUF SPEARS	50,000
WESLEY SHANNON	100,000
LYNN M. COUSINS	100,000
LORICH CAPITAL, LLC	100,000
Total common shares issued pursuant to Rule 506 of Regulation “D” under the Securities Act (1)	799,000
MARCUS B. SMITH (2)	2,000,000

Total Common shares issued and outstanding (3)	2,799,000

BELEZA LUXURY GOODS, INC.

(1)   799,000 Units subscribed by shareholders in Rule 506 private placement offering consisted of 1 common share underlying a share purchase warrant exercisable at a price of $0.25 per share to expire December 31, 2010.
(2)   Affiliate common shares issued as follows: 1,000,000 issued on March 22, 2006, and 1,000,000 issued on March 22, 2006 = 2,000,000 common shares. These shares are not offered for sale under this prospectus.
(3)   Total common shares issued and outstanding as of November 1, 2007. Gross offering proceeds combined from all of the above private placement share offerings as of  April 22, 2009 , $40,150.

EXHIBITS

A.  EXHIBITS

The following exhibits are attached hereto:

Exhibit
Number	Title

3.1	Our Corporate Charter February 13, 2006 and Amended Articles. Refile to show correct filing
3.2	Subsidiary Listing – Amerioca Consultant, LLC and Pablo and Peter Calico Promotions, LLC Previously Filed
3.3	Certificate of Incorporation Beleza Luxury Goods, Inc. (Nevada) Previously filed
3.4	Certificate of Good Standing for Beleza Luxury Goods, Inc. issued by Secretary of State Nevada Previously filed
4.1	Specimen ordinary share certificate Previously filed
5.1	Amended Opinion of Dennis Brovarone Attorney at Law as to the validity of the securities offered hereby issued February 2007 Revised Opinion letter dated March 18, 2008
10.1	Subscription Agreement Previously filed
23.1	Updated Consent of Kabani & Company, Inc., Certified Public Accountants
99.1	"There’s smoke and fire in booming cigar business" Metrowest Daily News
99.2	"Pricey ciga Trend back from the ashes" Associated Press
99.3
We have removed this exhibit and the references contained in First Research report. We are replacing Exhibit 99.3 filed January 30, 2009 with “The Fine Art of Surviving the Crash in Auction Prices” Wall Street Journal

B.  FINANCIAL STATEMENT SCHEDULES

All schedules are omitted because they are not applicable or the required information is shown in our consolidated financial statements and related notes attached to the prospectus.

BELEZA LUXURY GOODS, INC.

Item 28 UNDERTAKINGS

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registration hereby undertakes to file with the Securities and Exchange Commission such supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Articles of Incorporation or provisions of the Nevada Business Corporations Act, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether or not such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We hereby undertake to:

a)	Rule 415 Offering. If the small business issuer is registering securities under Rule 415 of the Securities Act, that the small business issuer will:

1)	File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

i)	Include any prospectus required by section 10(a)(3) of the Securities Act;

ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii)	Include any additional or changed material information on the plan of distribution.

2)
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4)
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

BELEZA LUXURY GOODS, INC.

i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

b)
Request for acceleration of effective date. If the small business issuer will request acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, include the following:

i)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ii)
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

c)	That, for the purpose of determining liability under the Securities Act to any purchaser:

1)	If the small business issuer is subject to Rule 430C, include the following:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

BELEZA LUXURY GOODS, INC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas on April 22, 2009 .

BELEZA LUXURY GOODS, INC.

/s/ Marcus B. Smith
By: Marcus B. Smith,
Director, President, Chief Executive Officer, (Principal Executive Officer),
Chief Financial Officer (Principal Financial Officer),
And Chief Accounting Officer (Principal Accounting Officer).
Dated: April 22, 2009

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

BELEZA LUXURY GOODS, INC.

/s/ Marcus B. Smith
By: Marcus B. Smith,
Director, President, Chief Executive Officer, (Principal Executive Officer),
Chief Financial Officer (Principal Financial Officer),
And Chief Accounting Officer (Principal Accounting Officer)
Dated: April 22, 2009

BELEZA LUXURY GOODS, INC.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON THE DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.